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                                                                    EXHIBIT 99.7

                                                                   INITIAL GRANT
                                                                   -------------

                                VIEW TECH, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
                             AUTOMATIC STOCK OPTION
                             ----------------------


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of View Tech, Inc. (the "Corporation"):

          Optionee:
          --------  -----------------------------------------------------------
          Grant Date:
          ----------  ---------------------------------------------------------
          Exercise Price: $                                          per share
          --------------   -----------------------------------------
          Number of Option Shares:   10,000 shares
          -----------------------
          Expiration Date:
          ---------------  ----------------------------------------------------
          Type of Option:  Non-Statutory Stock Option
          --------------
          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall initially be unvested and
          ----------------
          subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, all of the Option Shares upon the Optionee's completion of six (6) months of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the View Tech, Inc. Non-Employee Directors Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Non-Employee Directors Automatic Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
          ----------------
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS PRIOR TO VESTING IN THOSE SHARES. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights.  Nothing in this Notice or in the attached
          -----------------------
Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:                        , 199
      -----------------------      --


                              VIEW TECH, INC.


                              By:
                                  ----------------------------------------

                              Title:
                                    --------------------------------------


                                   ---------------------------------------
                                                   OPTIONEE

                              Address:
                                       -----------------------------------


                                       -----------------------------------
ATTACHMENTS
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EXHIBIT A - NON-EMPLOYEE DIRECTORS AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                      2.
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                                   EXHIBIT A
                                   ---------

                             NON-EMPLOYEE DIRECTORS
                             ----------------------
                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------